UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant  ☒
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12
The First Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2020

The following Notice of Change of Location relates to the proxy statement of The First Bancorp, Inc. ("The Company"), dated March 16, 2020, furnished to shareholders of record in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020 at 11:00 a.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.

THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2020

To the Shareholders of The First Bancorp, Inc.:

In light of the coronavirus (COVID-19) outbreak, for the safety of all concerned, including our shareholders, and taking into account recent federal, state, and local guidance that has been issued, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of The First Bancorp, Inc. ("the Company") has been changed. The annual meeting will be held solely by remote communication in a virtual-only format. You will not be able to attend the meeting in person at a physical location. The previously announced date and time of the annual meeting (Wednesday, April 29, 2020 at 11:00 a.m., Eastern Time) has not changed.

The annual meeting will be accessible virtually at: www.virtualshareholdermeeting.com/FNLC2020. The link will be available beginning on April 17, 2020. As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the annual meeting if you were a shareholder of the Company as of the close of business on February 19, 2020, the record date for the annual meeting, or if you hold a valid legal proxy issued by your broker or bank. You may vote your shares and will have the opportunity to submit questions during the virtual-only annual meeting by joining as a shareholder and following the instructions available on the meeting website. You may also join the virtual-only annual meeting as a guest. Participants who join the meeting as a guest will not have the ability to vote their shares or submit questions during the meeting.

To attend the virtual-only annual meeting as a shareholder, you must log into the site using your control number for the meeting.

•	If you are a registered shareholder, your control number can be found on the proxy card, notice or email previously distributed to you.

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If you are a registered shareholder without your control number, please contact Carrie Warren, Corporate Secretary at 207-563-3195 x2011 to inquire how to obtain your control number by Sunday, April 26, 2020.

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If you are a street name shareholder who holds your shares through an intermediary, such as a broker or bank, you must obtain a control number in advance to vote or submit questions during the meeting. To obtain a control number, you will need to contact your broker.

•	The site will contain information regarding voting your shares and submitting questions as well as provide a number to obtain technical assistance.

It is important that you review the proxy materials for the annual meeting previously distributed to you. Whether or not you plan to attend the virtual-only annual meeting, we encourage you to vote your shares in advance of the meeting using one of the voting methods described in the proxy materials. The 2020 proxy statement and our 2019 Annual Report are available at www.thefirst.com/shareholderrelations.

By Order of the Board of Directors,

/s/Charles A. Wootton
Charles A Wootton, Clerk
Damariscotta, Maine

April 8, 2020